                                  Exhibit 99.1


                       SYMBOL TECHNOLOGIES REPORTS STRONG

                  FIRST-QUARTER 2004 REVENUE OF $419.7 MILLION

                                      -----

         NET EARNINGS OF $6.8 MILLION, OR $0.03 EPS, AFTER GIVING EFFECT

                TO WRITE-OFF OF PREVIOUSLY RECORDED DEFERRED TAX

                       ASSET OF $13.5 MILLION OR $0.05 EPS

     HOLTSVILLE, N.Y., May 10, 2004 - Symbol Technologies, Inc. (NYSE:SBL) today reported results for first quarter 2004.

     Revenue for the first quarter ended March 31, 2004, was $419.7 million, an increase of 9 percent over first-quarter 2003 revenue of $386.3 million and an increase of 7 percent over fourth-quarter 2003 revenue of $393.0 million.

     First-quarter net earnings were $6.8 million, or $0.03 per share, which includes a $13.5 million, or $0.05 per share, charge to income taxes for a portion of a previously recorded deferred tax asset, related to ongoing negotiations to settle the previously disclosed government investigation, that may not be realized. Excluding this charge, net earnings were $20.3 million, or $0.08 per share. This compares with a first-quarter 2003 net loss of ($31.0) million, or $(0.13) per share, and fourth-quarter 2003 net earnings of $16.2 million, or $0.07 per share.

     Product revenue of $348.2 million reflected continuing and balanced growth in sales for all Symbol product groups - mobile computing, wireless infrastructure and advanced data capture. The increased product revenue - up 11 percent sequentially from fourth quarter 2003's $314.1 million and up 12 percent year over year - was supported by sales of new products such as the MC9000-G, an innovative mobile computer; the LS2200 handheld scanner; and Symbol's industry-leading wireless switching product line.

     Service revenue of $71.4 million showed a quarter-to-quarter decline of 10 percent from $78.9 million and a year-over-year decline of 6 percent from $75.6 million. Contributing to the decline is the Company's deliberate strategy to have its channel partners deliver professional services, as well as the impact that the timing of cash receipts has on revenue recognized on a billed-and-collected basis.

     First-quarter 2004 gross profit increased 6 percent to $194.9 million compared with fourth-quarter 2003 gross profit of $184.1 million and increased 13 percent from $171.9 million in first quarter 2003.

     Operating expenses in first quarter 2004 were $165.5 million, up $3.8 million from fourth-quarter 2003 operating expenses of $161.7 million. As a percentage of sales, operating expenses in first quarter 2004 decreased 1.8 percentage points to 39.4 percent from 41.2 percent in fourth quarter 2003.

     Earnings from operations for the first quarter ended March 31, 2004, were $29.5 million, an increase of 32 percent from the fourth quarter 2003 total of $22.4 million. Operating margin for the first quarter ended March 31, 2004, improved 1.3 percentage points to 7 percent from fourth quarter 2003.

     The Company's cash balance increased to $179 million at March 31, 2004, primarily resulting from cash provided from operations of approximately $41 million.

     William Nuti, Symbol president and chief executive officer, said, "I want to congratulate our associates and channel partners on a strong first-quarter revenue performance. At $419.7 million, first-quarter 2004 revenue came in above the top of our range and set a vigorous pace for 2004. Product revenue growth was a key driver of our success and reflected enthusiasm for some of our newer products as they gain traction in the marketplace. It also underscores our belief that we are gaining market share, and that our enterprise mobility systems strategy wins out over point product offerings from our competitors. While operational expenses exceeded our expectations, there were several one-time charges associated with cleaning up the past. We remain focused on improving the bottom line through better expense controls, increasing productivity and continuing to streamline operations."

     Mark T. Greenquist, senior vice president and chief financial officer, said, "The balance sheet improvement that we experienced in 2003 continued its encouraging trend in first quarter 2004. Ongoing positive cash flow, declining receivables, a quarter-to-quarter nine-day drop in DSOs to 26 days and an uptick in inventory turns all point to the continued solid financial performance we anticipate and feel confident that Symbol can deliver."

     In addition to including net earnings under accounting principles generally accepted in the U.S. ("GAAP"), Symbol disclosed adjusted net earnings and adjusted earnings per share for first quarter 2004, before giving effect to the write-off of the deferred tax asset mentioned above, that the Securities and Exchange Commission defines as "non-GAAP financial measures." These non-GAAP financial measures should not be considered in isolation or as an alternative to net earnings and earnings per share or any other measure of performance derived in accordance with GAAP. However, these non-GAAP financial measures are presented because Symbol believes these non-GAAP measures provide useful supplemental information for management and investors and allow them to perform meaningful comparisons for the Company's past and present results. For a reconciliation of these non-GAAP measures see the table below with the heading "Non-GAAP Financial Measures."

     The previously reported investigations by the SEC and the U.S. Attorney's Office are ongoing.

TELECONFERENCE AND WEB PRESENTATION DETAILS

     Those interested in participating in the call, scheduled to begin at 4:30 pm ET May 10, 2004, should dial 719-457-2679 at least 10 minutes prior to commencement of the call, which also will be available as an audio web cast via the Symbol Web site, www.symbol.com/investors. A telephonic replay will be available beginning at noon ET May 11 through May 25, 2004, on a 24-hour non-stop basis. The dial-in number to access this replay is: 719-457-0820 - Access Code: 488122.

     In addition to the teleconference, the company will host a simultaneous web cast presentation via WebEx, an online PowerPoint document sharing Web site. Those interested in joining the WebEx event should visit http://symbol.webex.com at least 10 minutes prior to the start of the teleconference. Clicking on the "WebEx icon" link will take you directly to the event homepage. Please be advised that WebEx permits you to enroll prior to the conference, but this is not mandatory for participation. This is an unrestricted Web site and an access code is not required. A synchronized WebEx and audio replay will be available on the Symbol investor homepage beginning at noon ET May 11 through July 30, 2004, on a 24-hour non-stop basis.

     The presentation will be posted in PDF format on the Company's investor homepage (www.symbol.com/investors) prior to the call.

ABOUT SYMBOL TECHNOLOGIES

Symbol Technologies, Inc., The Enterprise Mobility Company(TM), is a recognized worldwide leader in delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture technology, mobile computing platforms, wireless infrastructure, mobility software and Symbol Enterprise Mobility Services. Symbol's end-to-end, real-time enterprise mobility solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and uncover competitive advantages. Symbol is a trusted advisor to the world's leading retailers, transportation and logistics companies, manufacturers, public sector and government agencies, as well as healthcare, hospitality and security providers. More information is available at www.symbol.com.


FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR MEDIA INFORMATION:
Patricia Hall
Symbol Technologies, Inc.
631-738-5636
hallp@symbol.com
----------------


FOR FINANCIAL INFORMATION:
Nancy Tully
Symbol Technologies, Inc.
631-738-5050
tullyn@symbol.com
-----------------

SYMBOL TECHNOLOGIES, INC. & SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

                                                             FOR THE THREE MONTHS ENDED
                                             ---------------------------------------------------
($ MILLIONS, EXCEPT EPS)                     MARCH 31, 2004      DEC 31, 2003     MARCH 31, 2003
                                             --------------      ------------     --------------
Net Revenue                                  $      419.7        $     393.0       $      386.3
Cost of Revenue                                     224.8              208.9              214.4
                                             --------------      ------------     --------------
  Gross Profit                                      194.9              184.1              171.9
Operating Expenses:
   Net Engineering                                   41.6               38.9               37.1
   S, G&A                                           123.9              123.2              171.8
   Other                                                -              (0.4)                0.1
                                             --------------      ------------     --------------
      Total Operating Expenses                      165.5              161.7              209.0
                                             --------------      ------------     --------------
Earnings/(Loss) from Operations                     29.4               22.4             (37.1)
(Other Income) / Expense, net                       (1.0)                1.4                4.0
                                             --------------      ------------     --------------
Earnings/(Loss) before taxes                         30.4               21.0             (41.1)
Provision for/(Benefit from) income taxes            23.6                4.8             (10.1)
                                             --------------      ------------     --------------

Net Earnings/(Loss)                          $        6.8        $      16.2       $     (31.0)
                                             ==============      ============     ==============

Diluted EPS                                  $       0.03        $      0.07       $     (0.13)
------------------------------------------------------------------------------------------------


PERCENTAGE OF REVENUE
------------------------------------------------------------------------------------------------
Net Revenue                                        100.0%            100.0%            100.0%
Cost of Revenue                                     53.5%             53.2%             55.5%
                                             --------------      ------------     --------------
   Gross Profit                                     46.5%             46.8%             44.5%
Operating Expenses:
   Net Engineering                                   9.9%              9.9%              9.6%
   S, G&A                                           29.5%             31.2%             44.5%
                                             --------------      ------------     --------------
     Total Operating Expenses                       39.4%             41.1%             54.1%
                                             --------------      ------------     --------------
Operating Income                                     7.1%              5.7%            (9.6)%
(Other Income) / Expense, net                      (0.2)%              0.4%              1.0%
                                             --------------      ------------     --------------
Net Earnings/(Loss) before taxes                     7.3%              5.3%           (10.6)%
Provision for/(Benefit from) income taxes            5.6%              1.2%            (2.6)%
                                             --------------      ------------     --------------
Net Earnings                                         1.7%              4.1%            (8.0)%
------------------------------------------------------------------------------------------------

                                        Symbol. The Enterprise Mobility Company.

SYMBOL TECHNOLOGIES, INC. & SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)



($ MILLIONS)                                MARCH 31, 2004     DEC 31, 2003      MARCH 31, 2003
                                            --------------     ------------      --------------
Assets
   Cash and temporary investments            $     179.0        $    150.0        $     98.6
   Accounts receivable, net                        119.6             152.4             140.0
   Inventories                                     211.7             212.9             240.5
   Deferred income taxes                           141.0             182.6             155.2
   Other current assets                             25.9              36.1              41.9
                                            --------------     ------------      --------------
Total current assets                               677.2             734.0             676.2

Property, plant & equipment, net                   207.5             210.9             205.2
Intangible and other assets, net                   705.3             701.6             680.4
                                            --------------     ------------      --------------
Total assets                                 $   1,590.0        $  1,646.5        $  1,561.8
                                            ==============     ============      ==============
Liabilities & stockholders' equity
   Accounts payable and accrued expenses     $     442.2        $    490.6        $    482.5
   Current portion of Long Term Debt                 3.6               0.2              50.3
   Income taxes payable                              0.5               5.5                -
   Deferred revenue and other current
     liabilities                                    42.7              39.9              45.2
                                            --------------     ------------      --------------
Total current liabilities                          489.0             536.2             578.0

Long Term Debt less current maturities             104.4              99.0              54.5
Deferred revenue and other liabilities              62.2              90.7              71.8

Stockholders' equity
   Common stock issued                               2.6               2.6               2.6
   Other stockholders' equity                      931.8             918.0             854.9
                                            --------------     ------------      --------------
Total stockholders' equity                         934.4             920.6             857.5

                                            --------------     ------------      --------------
Total liabilities and stockholders equity    $   1,590.0        $  1,646.5        $  1,561.8
                                            ==============     ============      ==============

   Financial ratios:
     Days sales outstanding                           26                35                33
     Inventory turnover                              4.2               3.9               3.6
     Working capital % of revenue                  11.9%             12.6%               6.4%
     Return on assets                               4.4%              4.0%             (7.9)%
     Return on equity                               7.8%              7.1%            (14.2)%
     Debt to Cash                                  60.4%             66.2%             106.3%
     Debt to Working Capital                       52.3%             50.1%              55.5%


                                        Symbol. The Enterprise Mobility Company.

SYMBOL TECHNOLOGIES, INC. & SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)


                                                                                THREE MONTHS ENDED
                                                            -----------------------------------------------------
($ MILLIONS)                                                MARCH 31, 2004       DEC 31, 2003      MARCH 31, 2003
                                                            --------------       ------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings                                              $       6.8          $     16.2         $    (31.0)
   Depreciation & amortization of PP&E                              14.4                13.2               13.2
   Other amortization (Cap Eng & Purch Tech.)                        3.6                 3.8                3.4
   Provisions for losses on A/R                                      0.5                 0.2                4.8
   Non-Cash impairment and compensation charge                       2.2                 7.2                0.8
   Deferred Income Tax & Other                                      25.2                (1.4)               1.6

CHANGES IN ASSETS & LIABILITIES
   Accounts receivable                                              27.6               (22.5)              18.9
   Inventories                                                       0.1               (13.1)               9.3
   Other assets                                                      7.9                 9.6               (4.5)
   Accounts payable & accrued expenses                             (47.9)               19.4               52.4
   Other liabilities & deferred revenues                             0.3                14.6                2.4
                                                            --------------       ------------      --------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                           40.7                47.2               71.3
                                                            --------------       ------------      --------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of property, plant & equipment                   -                   -                0.5
   Expenditures for PP&E                                           (11.2)              (24.2)             (10.6)
   Investment                                                       (4.0)               (0.3)              (3.0)
                                                            --------------       ------------      --------------
NET CASH USED IN INVESTING ACTIVITIES                              (15.2)              (24.5)             (13.1)
                                                            --------------       ------------      --------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from/(repayments) of STD / LTD                          13.7                (0.1)             (36.6)
   Stock options & warrants                                         10.3                (0.4)               4.6
   Treasury share repurchases                                      (19.9)                  -               (5.1)
                                                            --------------       ------------      --------------
NET CASH USED IN FINANCING ACTIVITIES                                4.1                (0.5)             (37.1)
                                                            ==============       ============      ==============
   Exchange rate impact                                             (0.6)                6.9                1.4
                                                            --------------       ------------      --------------
NET CHANGE IN CASH                                                  29.0                29.1               22.5
                                                            ==============       ============      ==============
Beginning Cash Balance                                             150.0               120.9               76.1
                                                            ==============       ============      ==============
Ending Cash Balance                                          $     179.0          $    150.0         $     98.6
                                                            ==============       ============      ==============


                                        Symbol. The Enterprise Mobility Company.

SYMBOL TECHNOLOGIES, INC. & SUBSIDIARIES
Non - GAAP Financial Measures
$ IN MILLIONS, EXCEPT EPS



ADJUSTED NET EARNINGS AND EARNINGS PER SHARE:

     Symbol believes that net earnings, and earnings per share, are the financial measures calculated and presented in accordance with GAAP that are most directly comparable to adjusted net earnings, and adjusted earnings per share. The following table reconciles net earnings, and earnings per share, to adjusted net earnings, and earnings per share, for the periods presented.


                                                                                       THREE MONTHS ENDED
                                                                     MARCH 31, 2004       DEC 31, 2003       MARCH 31, 2003
                                                                     --------------       ------------       --------------
Ner earnings/(loss)                                                   $        6.8        $       16.2       $      (31.0)

Write-off of previously recorded deferred tax asset                           13.5                   -                  -
                                                                     --------------       ------------       --------------
Adjusted net earnings/(loss) Non-GAAP                                 $       20.3        $       16.2       $      (31.0)
                                                                     ==============       ============       ==============

Diluted EPS-GAAP                                                      $       0.03        $       0.02       $      (0.13)

EPS effect of write-off of previously recorded deferred tax asset             0.05                   -                  -
                                                                     --------------       ------------       --------------
Adjusted Diluted EPS - Non-GAAP                                       $       0.08        $       0.02       $      (0.13)
                                                                     ==============       ============       ==============



                                        Symbol. The Enterprise Mobility Company.